Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 296 to Registration Statement No. 333-148826 on Form N-1A of our reports dated January 24, 2019, relating to the financial statements and financial highlights of Cohen & Steers Global Realty Majors ETF, ALPS Equal Sector Weight ETF, Alerian MLP ETF, Alerian Energy Infrastructure ETF, Barron’s 400SM ETF, ALPS International Sector Dividend Dogs ETF, ALPS Sector Dividend Dogs ETF, ALPS Emerging Sector Dividend Dogs ETF, RiverFront Strategic Income Fund, RiverFront Dynamic Unconstrained Income ETF, RiverFront Dynamic Core Income ETF, RiverFront Dynamic US Dividend Advantage ETF, RiverFront Dynamic US Flex-Cap ETF, Sprott Gold Miners ETF, Sprott Junior Gold Miners ETF, Workplace Equality Portfolio, ALPS Clean Energy ETF, ALPS Disruptive Technologies ETF, and ALPS Medical Breakthroughs ETF, each a series of ALPS ETF Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended November 30, 2018, and to the references to us under the headings “Fund Service Providers” and “Financial Highlights” in each of the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP

Denver, Colorado

March 29, 2019